As filed with the Securities and Exchange Commission on January 14, 1999.
                                       Registration Statement No. 333-


                               UNITED STATES
                  SECURITIES  AND  EXCHANGE  COMMISSION
                           WASHINGTON, D.C.  20549



                                FORM S-8

                         REGISTRATION STATEMENT
                                  UNDER
                         THE SECURITIES ACT OF 1933

                  Leviathan Gas Pipeline Partners, L.P.
         (Exact name of registrant as specified in its charter)

           Delaware                                    76-0396023
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                          El Paso Energy Building
                           1001 Louisiana Street
                            Houston, Texas 77002
                             (713) 420-2131
       (Address, including zip code, of Principal Executive Offices)

                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                        1998 OMNIBUS COMPENSATION PLAN
                1998 UNIT OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                            (Full title of the Plans)

                               Britton White Jr.
                 Executive Vice President and General Counsel
                            El Paso Energy Corporation
                            El Paso Energy Building
                            1001 Louisiana Street
                            Houston, Texas 77002
                              (713) 420-2131
          (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   copy to:
                           G. Michael O'Leary, Esq.
                           Andrews & Kurth L.L.P.
                           600 Travis, Suite 4200
                            Houston, Texas 77002

==================================================================================================
Title of Securities to be Registered   |   Amount       | Proposed     |Proposed    |
                                       |   to be        | Maximum      |Maximum     |Amount of
                                       | registered     | Offering     |Aggregate   |Registration
                                       |   (1)(2)       |  Price       |Offering    |   Fee
                                       |                |Per Unit (2)  |Price (2)   |
                                       |                |              |            |
--------------------------------------------------------------------------------------------------
 Common Units representing limited     |  3,100,000     |   $22.4375    |$69,556,250 |$19,336.64
 partner interests in the Registrant   |    Units       |              |            |
 ("Units")                             |                |              |            |
==================================================================================================
(1) The  number  of Units registered hereby is subject to adjustment to prevent dilution resulting from Unit splits, Unit dividends or similar transactions.

(2) Estimated solely  for  the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the  Securities Act, based upon the average of the high and low price per
    Unit of the Registrant's Common  Units  on  the New York Stock Exchange on January 12, 1999, as
    reported in The Wall Street Journal on January 13, 1999.

                                       PART I

                    INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

   The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                      PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

   Leviathan Gas Pipeline Partners, L.P. (the "Partnership") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission") (File No. 1-1168):

        (a) the Partnership's Annual Report on Form 10-K for the year ended December 31, 1997, filed March 27, 1998;

        (b) the Partnership's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998, filed May 14, 1998, August 13, 1998 and November 13, 1998, respectively; and the Partnership's Current Report on Form 8-K filed September 16, 1998; and

        (c) the description of the Partnership's Common Units contained in its Registration Statement on Form 8-A filed January 25, 1993.

   All documents filed by the Partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

Item 4.  Description of Securities.

    The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

   Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.
Section 6.7 of the Amended and Restated Partnership Agreement of the Partnership (the "Partnership Agreement") provides that to the fullest extent permitted by law, (i) the general partner of the Partnership (the "General Partner"), (ii) any former General Partner (a "Departing Partner"), and (iii) any person who is or was an officer or director of the General Partner or any Departing Partner shall be indemnified and held harmless by the Partnership. In addition, (a) any individual, corporation, partnership, trust, unincorporated organization, association or other entity (collectively, a "Person") who is or was an affiliate of the General Partner or any Departing Partner, (b) any employee, partner, agent or trustee of the General Partner, any Departing Partner or any such affiliate, or (c) any Person who is or was serving at the request of the General Partner, any Departing Partner or any such affiliate as a director, officer, employee, partner, agent or trustee of another Person may be indemnified and held harmless by the Partnership, to the extent deemed advisable by the General Partner, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including without limitation, legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (x) the General Partner, a Departing Partner or any of their affiliates, (y) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or any of their affiliates or (z) a Person serving at the request of the Partnership in another entity in a similar capacity; provided, that in each case the indemnitee acted in good faith, in a manner which such indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

   Section 6.7 of the Partnership Agreement also states that to the fullest extent permitted by law, expenses (including without limitation, reasonable legal fees and expenses) incurred by an indemnitee in defending any claim, demand action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the indemnitee to repay such amount if it shall be determined that the indemnitee is not entitled to be indemnified as authorized by the Partnership Agreement.

    Additionally, Section 6.8 of the Partnership Agreement provides that no indemnitee shall be liable for monetary damages to the Partnership, the limited partners of the Partnership or any other Persons who have acquired interests in common or preference units of the Partnership, for losses sustained or liabilities incurred as a result of any act or omission if such indemnitee acted in good faith.

Item 7.  Exemption from Registration Claimed.

    The information required by Item 7 is not applicable to this Registration Statement.

Item 8.  Exhibits.

Exhibit
Number  Description
------- ------------
  5.1 Opinion of Andrews & Kurth L.L.P. as to the validity of the securities being registered.

 23.1   Consent of PricewaterhouseCoopers LLP.

 23.2   Consent of Deloitte & Touche LLP.

 23.3   Consent of Arthur Andersen LLP.

 23.4   Consent of Netherland, Sewell & Associates, Inc.

 23.5   Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

 24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

 99.1 Leviathan Gas Pipeline Partners, L.P. 1998 Omnibus Compensation Plan (incorporated by reference to Exhibit 10.1 of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30,
        1998).

 99.2 Leviathan Gas Pipeline Partners, L.P. 1998 Unit Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.2 of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).


Item 9. Undertakings.

       (a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)   To include any prospectus required by Section 10(a)(3) of
                     the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To  include  any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
           Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
           Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 13, 1999.

                                  Leviathan Gas Pipeline Partners, L.P.
                                  (Registrant)

                                  By:   Leviathan Gas Pipeline Company,
                                        its General Partner

                                  By:   /s/ Grant E. Sims
                                       --------------------------------
                                            Grant E. Sims
                                        Chief Executive Officer

                        POWER OF ATTORNEY

   Each person whose individual signature appears below hereby authorizes
H. Brent Austin and Britton White Jr., and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

   Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.


      Signature                       Title                     Date
      ---------                       -----                     ----

  /s/ William A. Wise           Chairman of the Board     January 13, 1999
  -------------------              and Director
      William A. Wise

  /s/ Grant E. Sims               Chief Executive         January 13, 1999
  -------------------                Officer and
      Grant E. Sims                    Director

  /s/ James H. Lytal               President and          January 13, 1999
  -------------------                  Director

  /s/ H. Brent Austin              Executive Vice         January 13, 1999
  --------------------             President and
      H. Brent Austin                Director


  /s/ Robert G. Phillips           Executive Vice          January 13, 1999
  ----------------------           President and
      Robert G. Phillips              Director


  /s/ Keith B. Forman             Vice President and       January 13, 1999
  ----------------------        Chief Financial Officer
      Keith B. Forman


  /s/ D. Mark Leland              Vice President and       January 13, 1999
  ----------------------              Controller
      D. Mark Leland          (Chief Accounting Officer)

   /s/ Malcolm Wallop                  Director             January 13, 1999
  ----------------------
       Malcolm Wallop

Exhibit
Number  Description
------- ------------
  5.1 Opinion of Andrews & Kurth L.L.P. as to the validity of the securities being registered.

 23.1   Consent of PricewaterhouseCoopers LLP.

 23.2   Consent of Deloitte & Touche LLP.

 23.3   Consent of Arthur Andersen LLP.

 23.4   Consent of Netherland, Sewell & Associates, Inc.

 23.5   Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

 24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

 99.1 Leviathan Gas Pipeline Partners, L.P. 1998 Omnibus Compensation Plan (incorporated by reference to Exhibit 10.1 of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30,
        1998).

 99.2 Leviathan Gas Pipeline Partners, L.P. 1998 Unit Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.2 of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).